Exhibit 3.29

070221000735

CT-07

STATE OF NEW YORK

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION OF

COMSTOCK, INC.

Dated as of February 20, 2007

Under Section 805 of the Business Corporation Law

FIRST: The name of the Corporation is ComStock, Inc. The name under which the corporation was formed is Commodity Quotations, Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is December 14, 1960.

THIRD: The amendments of the certificate of incorporation of the corporation effected by this certificate of amendment are as follows:

(a)	Article First of the certificate of incorporation of the corporation relating to its name is hereby amended to read in its entirety as follows:

“FIRST: The name of the corporation is Interactive Data Real-Time Services, Inc.”

(b)	Article Sixth of the certificate of incorporation of the corporation relating to the number of directors of the corporation is hereby amended to read in its entirety as follows:

“SIXTH: The number of directors of the corporation shall be determined in accordance with the by-laws of the corporation, but shall be not less than one (1) director.”

FOURTH: The certificate of amendment was authorized by the joint unanimous consent in writing of all of the members of the Board of Directors of the corporation, and the holder of all of the outstanding shares of the corporation.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer effective as of the date first set forth above.

Mark Hepsworth, President

070221000735

CT-07

2007 FEB 21 PM 1:03

2007 FEB 21 PM 2:21

STATE OF NEW YORK

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION OF

COMSTOCK, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

		ICC
		STATE OF NEWYORK
		DEPARTMENT OF STATE
		FILED FEB 21 2007
		TAX $	0
Filed by:	Interactive Data Corporation	BY:
	32 Crosby Drive		NEW YORK
	Bedford, MA 01730

Cust Ref: 6855442 cc

DRAWDOWN

RECEIVED

2007 FEB 20 PM 12:07

810

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